  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.    Entry into a Material Definitive Agreement
On October 22, 2015, six special purpose entities that own the properties noted below and are wholly-owned by Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership (the "Operating Partnership") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), each entered into a Promissory Note, Guaranty Agreement, Cash Collateral Agreement, Vacancy Risk Agreement, and various other documents (collectively, the "Loan Documents") with The Variable Annuity Life Insurance Company ("VALIC"), American General Life Insurance Company ("AGL"), and the United States Life Insurance Company in the City of New York ("USL") (collectively, the "Lenders"), pursuant to which the Lenders provided such special purpose entities with a loan in the aggregate amount of $126.97 million (the "AIG Loan"). The information in this Item 1.01 description and Item 2.03 below is qualified in its entirety by reference to the terms of the Loan Documents, which are attached as Exhibits 10.1 to 10.6 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
AIG Loan
The Registrant, through the special purpose entities, utilized approximately $125.5 million of the funds provided by the AIG Loan to pay down a portion of the Registrant's revolving credit facility with KeyBank N.A. and other lenders ("Credit Facility") and refinance six of the Registrant's properties previously serving as security for Credit Facility. The AIG Loan is secured by cross-collateralized and cross-defaulted first lien deeds of trust and second lien deeds of trust on the properties with the following tenants: Administrative Offices of Pennsylvania Courts; American Express Travel Related Services Company, Inc.; American Showa, Inc.; MGM Resorts International; Owens Corning Sales, LLC; and Wood Group Mustang, Inc. (collectively, the "Secured Properties"). The documents related to the promissory notes are substantially similar with respect to the Lenders and each property. In addition, the documents related to the first lien deeds of trust on the Secured Properties are substantially similar with respect to each property and the documents related to the second lien deeds of trust on the Secured Properties are also substantially similar with respect to each property. Due to these similarities, an example of the execution versions of the promissory notes from the Lenders and the first and second lien deeds of trust are attached as Exhibits 10.1 through 10.5 hereto.
The Registrant paid loan origination and brokerage fees, as well as certain other closing costs, including legal fees, of approximately $0.9 million in connection with the AIG Loan.
The AIG Loan has a term of 10 years, maturing on November 1, 2025. The AIG Loan bears interest at a rate of 4.15%. The AIG Loan requires monthly payments of interest only for the first five years and fixed monthly payments of principal and interest thereafter. Commencing October 31, 2017, each of the individual promissory notes comprising the AIG Loan may be prepaid but only if such prepayment is made in full, subject to 30 days' prior notice to the holder and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment.
The Loan Documents related to the AIG Loan contain a number of customary representations, warranties, covenants, and indemnities, including, but not limited to, a debt service coverage ratio of 1.74x and a loan to value ratio of 60%, each as defined in the Loan Documents. In addition, pursuant to a Recourse Carve-Out Guaranty Agreement attached as Exhibit 10.6 hereto, the Registrant, as the guarantor of the AIG Loan, must maintain a minimum net worth of $126.97 million.
The Loan Documents also contain the following salient requirements (terms used below are as defined in the Loan Documents):

•
Commencing November 1, 2017, the borrowers may obtain a release of any of the Secured Properties, subject to the payment of certain fees and expenses and satisfaction of the terms and conditions contained in the Loan Documents, including (i) the requirement that the loan to value ratio for the remaining Secured Properties must be equal to or less than 60% for the first five years of the term of the AIG Loan or 55% at any time thereafter, and must be equal to or less than the aggregate loan to value ratio in existence for all of the Secured Properties prior to the release of such individual Secured Property; and (ii) the requirement that the debt service coverage ratio of the AIG Loan after the release of the individual Secured Property must be equal to or greater than 1.74x for the first five years of the term of the AIG Loan or 1.85x at any time thereafter, and must be equal to or greater than the debt service coverage ratio in existence for the AIG Loan prior to the release of such individual Secured Property.

•
Upon any tenant's failure to renew, the borrowers may obtain a release of any of the Secured Properties by substituting another property therefor, subject to the terms and conditions contained in the Loan Documents, including (i) the requirement that no more than four substitutions of an individual Secured Property may occur during the term of the AIG Loan; (ii) the requirement that the debt service coverage ratio, after taking into account the substitute property, must be equal to or exceed 1.74x, if such substitution occurs during the first five years of the term of the AIG Loan, and 1.85x, if such substitution occurs during the second five years of the term of the AIG Loan; (iii) the requirement that the loan to value ratio, after taking into account the substitute property, must be equal to or less than 60%, if such substitution occurs during the first five years of the term of the AIG Loan, and 55%, if such substitution occurs during the second five years of the term of the AIG Loan; and (iv) the requirement that the appraised value, net operating income, and individual debt service coverage ratio related to the substitute property must be equal to or greater than the appraised value, net operating income, and individual debt service coverage ratio of the Secured Property to be released.

Item 8.01.    Other Events
Full Redemption of Preferred Units
On October 20, 2015 (the "Redemption Date"), the Operating Partnership redeemed 801,000 Series A Cumulative Redeemable Preferred Units (the "Preferred Units") held by Griffin Capital Vertical Partners, L.P. (the "Preferred Investor"), an affiliate of Griffin Capital Corporation, the sponsor of the Registrant, for an aggregate redemption price of approximately $8.0 million (the "Redemption"). After the Redemption, there were no Preferred Units outstanding, and the Preferred Investor no longer had any rights with respect to the Preferred Units. Effective on October 22, 2015, the Registrant has terminated the preferred investment.
Item 9.01    Exhibits
(d)     Exhibits.

10.1	VALIC Note for Owens Corning Sales, LLC Property

10.2	AGL Note for Owens Corning Sales, LLC Property

10.3	USL Note for Owens Corning Sales, LLC Property

10.4	First Deed of Trust for Owens Corning Sales, LLC Property

10.5	Second Deed of Trust for Owens Corning Sales, LLC Property

10.6	Recourse Carve-Out Guaranty Agreement

10.7	Schedule of Omitted Documents

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: October 28, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary